Exhibit 10.43

SETTLEMENT AGREEMENT

dated

December 31, 2008

between

PDL BIOPHARMA, INC.,

and

ALEXION PHARMACEUTICALS, INC.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

i

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

TABLE OF CONTENTS

(continued)

ii

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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SETTLEMENT AGREEMENT

This Settlement Agreement is entered into effective December 31, 2008 (“Effective Date”) between PDL BioPharma, Inc., a corporation organized under the laws of the State of Delaware, and Alexion Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware.

WHEREAS, PDL, as the assignee of the PDL Queen Patent Family, solely owns all right, title and interest in, to and under the PDL Queen Patent Family, except for those exclusive licenses and rights set forth on Exhibit E and non-exclusive licenses that PDL has granted to a Third Party prior to the Effective Date;

WHEREAS, Alexion designed, developed, and sells the humanized antibody product known as Soliris® (eculizumab) (“Soliris”), has other humanized antibody products in development or planned to be in development, and may wish to in-license rights to other humanized antibody products;

WHEREAS, on March 16, 2007, Alexion received approval from the United States Food and Drug Administration for Soliris for the treatment of paroxysmal nocturnal hemoglobinuria;

WHEREAS, on March 16, 2007, PDL filed a patent infringement lawsuit, PDL BioPharma, Inc. v. Alexion Pharmaceuticals, Inc., D. Del. C.A. No. 07-156 (JJF), and Alexion filed defenses and counterclaims (the “Litigation”);

WHEREAS, in the Litigation, the Parties disagreed concerning whether (i) Soliris infringed and infringes the Asserted Homology Claims, (ii) the Asserted Homology Claims and, according to Alexion, certain other claims of the Asserted Patents were or are valid, and (iii) the Asserted Patents were or are enforceable;

WHEREAS, PDL and Alexion each respectively obtained extensive and thorough advice of counsel and detailed factual information and legal analyses concerning these issues; presented their respective positions and disagreements on these issues to one another in the course of the Litigation; engaged in extensive discussions with one another regarding infringement, validity, and enforceability; and decided to resolve and settle their disputes, subject to the terms and conditions of this Settlement Agreement (as defined below), and further decided to resolve and settle their disputes forever regarding the infringement, validity and enforceability of the PDL Queen Patent Family in order to avoid protracted litigation of those disputed issues and the business uncertainty and damage that litigation of those issues would cause, and thus to compromise and settle those disputes as set forth in this Settlement Agreement and the License Agreement.

THEREFORE, the Parties agree as follows:

1.	DEFINITIONS

The following terms used in this Settlement Agreement have the definitions assigned to them in this Section 1 and shall include the singular as well as the plural.

1.1. “Alexion.” Alexion Pharmaceuticals, Inc.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.2. “Affiliate.” Any corporate or other entity which, directly or indirectly, controls, is controlled by, or is under common control with a Party during the term of this Agreement, where “control” means the ownership of more than fifty percent (50%) of the voting shares of a corporation or other entity, or of decision-making authority as to an unincorporated entity, provided, however, that such corporation or other entity shall be an Affiliate only so long as such control exists.

1.3. “Antibody Person.” Any Person that owns or controls any antibody (including, without limitation, any monospecific, dual specific and bispecific antibody, less-than-full-length antibody form (including, without limitation, Fv, Fab, Fab’ and F(ab’)2), and any single chain antibody) product or that has, conducts or controls any antibody (including, without limitation, any monospecific, dual specific and bispecific antibody, less-than-full-length antibody form (including, without limitation, Fv, Fab, Fab’ and F(ab’)2), and any single chain antibody) discovery, development, manufacturing, sales or commercialization program. For the avoidance of doubt, “Antibody Person” includes any Sublicensee or any Person that is the surviving entity in a Change of Control transaction with Alexion, provided that such Sublicensee or Person otherwise satisfies the criteria of the preceding sentence.

1.4. “Asserted Defenses.” The defenses to infringement, and the assertions of invalidity and unenforceability, and other defenses and counterclaims, as set forth in: (a) Alexion’s Answer and Counterclaims, as amended, in the Litigation, (b) Alexion’s interrogatory responses, as amended, in the Litigation, and (c) Alexion’s claim construction briefs and supporting expert declarations, and exhibits submitted to the Court supporting Alexion’s claim construction briefs and expert reports, in the Litigation.

1.5. “Asserted Homology Claims.” Claims 1, 2, 6, 8, 17, 18, 26, 33, and 35 of U.S. Patent No. 5,693,761; claims 1, 2, 3, and 10-19 of U.S. Patent No. 5,693,762; and claims 1, 2, 5, 6, and 25-28 of U.S. Patent No. 6,180,370.

1.6. “Asserted Patents.” U.S. Patents Nos. 5,693,761; 5,693,762; and 6,180,370.

1.7. “Breach.” The meaning specified in Section 6.2 herein.

1.8. “Challenge.” Challenge, contest, or oppose in any court of law or other governmental authority (including, but not limited to, in a proceeding before the PTO or comparable or equivalent foreign governmental agency), or arbitral forum, any of the PDL Queen Patent Family on any basis with respect to the validity, enforceability, inventorship, patentability, scope, infringement, ownership, or appropriate damages for infringement of any of the PDL Queen Patent Family.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.9. “Change in Control.” Any of the following after the Effective Date:

(a) any Person or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (other than Alexion, any trustee or other fiduciary holding securities under any employee benefit plan of Alexion, or any company owned, directly or indirectly, by the stockholders of Alexion in substantially the same proportions as their ownership of the common stock of Alexion) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Alexion or any direct or indirect parent of Alexion representing more than fifty percent (50%) of the combined voting power of Alexion’s or such direct or indirect parent’s then outstanding securities entitled to vote generally in the election of directors;

(b) the consummation by Alexion or any direct or indirect parent of Alexion of a merger or consolidation with any other Person or group, other than a merger or consolidation which would result in the voting securities of Alexion or such direct or indirect parent of Alexion outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(c) the stockholders of Alexion or any Alexion Affiliate approve a plan or agreement for the sale or disposition by Alexion or any Alexion Affiliate of all or substantially all of the consolidated assets of Alexion to any Person (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Alexion in substantially the same proportions as their ownership of the common stock of Alexion immediately prior to such sale or disposition) and the satisfaction of all material conditions to completion of the transaction, in which case the Alexion board of directors shall determine the effective date of the Change in Control resulting therefrom.

1.10. “Claims.” The meaning specified in Section 2.2(a) herein.

1.11. “Cure Period.” The meaning specified in Section 6.2 herein.

1.12. “Detailed Written Notice.” The meaning specified in Section 4.2(b) herein.

1.13. “Disclosure Group.” The Persons identified on Schedule 1.13.

1.14. “Dismissal with Prejudice.” A document to be filed in the Litigation pursuant to Section 7.2, dismissing the Litigation with prejudice, attached hereto as Exhibit A.

1.15. “Disputed Product.” The meaning specified in Section 4.2(a) herein.

1.16. “Effective Date.” The meaning specified in the preamble herein.

1.17. “European Opposition Proceedings.” Proceedings in, and appeals from, the European Patent Office in which the validity or patentability of the PDL Foreign Queen Patents is at issue.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.18. “EPO.” The European Patent Office.

1.19. “FDA.” The United States Food and Drug Administration.

1.20. “Final Adverse Decision.” A decision that results in a material change to any claim(s) of the PDL Queen Patent Family that was or were the subject of a proceeding between PDL and a Third Party or a PTO Proceeding (or an equivalent foreign patent office proceeding) resulting in such decision, by a court or other body of competent jurisdiction from which no appeal has been or may be taken, where such decision: (i) invalidates any such claim(s); (ii) cancels any such claim(s); (iii) holds unenforceable any such claim(s); or (iv) amends any such claim(s). Such decision must arise out of an action taken by a Third Party or a PTO proceeding (or an equivalent foreign patent office proceeding) without violation of Section 3.5 of this Settlement Agreement.

1.21. “Legal Materials.” Any and all opinions of counsel, attorney work product, attorney-client privileged communications and/or any other legal analyses regarding the validity, enforceability, inventorship, patentability, scope, infringement, ownership, or appropriate damages for infringement of the PDL Queen Patent Family or any patent or application therein. Notwithstanding the foregoing, publicly available information, documents or materials without further synthesis or analysis does not constitute Legal Materials.

1.22. “License Agreement.” The Patent License Agreement between PDL BioPharma, Inc., and Alexion Pharmaceuticals, Inc., effective as of December 31, 2008.

1.23. “Licensed Homology Product.” The same meaning as that set forth in the License Agreement.

1.24. “Licensed Product(s).” The same meaning as that set forth in the License Agreement.

1.25. “Litigation.” The meaning specified in the Preamble.

1.26. “Material Assistance.” One or more of the following activities carried out by, or at the direction of, any member of the Disclosure Group insofar as such activities assist any Third Party to Challenge any of the PDL Queen Patent Family:

(a) intentionally providing direct monetary assistance to any Third Party to Challenge any of the PDL Queen Patent Family;

(b) intentionally providing or verbally summarizing to a Third Party any Legal Materials insofar as such activity materially assists such Third Party to Challenge the PDL Queen Patent Family; or

(c) voluntarily providing expert or opinion testimony in, or in preparation for, a proceeding brought by a Third Party to Challenge any of the PDL Queen Patent Family insofar as such activity materially assists such Third Party to Challenge the PDL Queen Patent Family.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Notwithstanding any of the foregoing, any actions conducted by any non-employee director of (i) Alexion or (ii) any of its Affiliates included in the Disclosure Group, on behalf of, or at the direction of, any Third Party to which such Person owes a fiduciary duty or a duty of loyalty shall not constitute Material Assistance.

1.27. “Net Sales.” The same meaning as that set forth in the License Agreement.

1.28. “No Contest Covenant.” The aggregate of the covenants, representations, and warranties specified in Section 3.5(a) herein.

1.29. “Other Licensed Product.” The same meaning as that set forth in the License Agreement.

1.30. “Parties.” PDL and Alexion.

1.31. “Party.” Either PDL or Alexion.

1.32. “PDL Foreign Queen Patents.” The patents and patent applications in the PDL Queen Patent Family that have been issued (or, if not yet issued, that would if granted be issued) by a patent office other than the PTO, including, without limitation, any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent applications, any reissue, extension or patent term extension of any such patent; any confirmation patent or registration patent or patent of addition based on any such patent; any issued or pending claims within any of the foregoing; and any supplementary protection certificate with respect to any such patent.

1.33. “PDL Queen Patent Family.” The patents and patent applications listed or otherwise described in the first paragraph of Schedule 1.33, including, without limitation, any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent applications, any reissue, extension or patent term extension of any such patent; any confirmation patent or registration patent or patent of addition based on any such patent; any issued or pending claims within any of the foregoing; and any supplementary protection certificate with respect to any PDL Foreign Queen Patent.

1.34. “PDL U.S. Queen Patents.” The patents and patent applications in the PDL Queen Patent Family issued (or, if not yet issued, that would if granted be issued) by the PTO, including, without limitation, any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent applications, any reissue, extension or patent term extension of any such patent; any confirmation patent or registration patent or patent of addition based on any such patent; and any issued or pending claims within any of the foregoing.

1.35. “PDL.” PDL BioPharma, Inc.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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1.36. “Person.” An individual, partnership, limited liability company, corporation, joint stock company, trust (including, without limitation, a business trust), unincorporated association, joint venture, firm, enterprise or other entity.

1.37. “Proviso.” The meaning specified in Section 3.5(d).

1.38. “PTO Proceeding.” A proceeding in the PTO involving one or more of the PDL U.S. Queen Patents which proceeding does not involve Alexion. By way of example only, and without limitation, PTO Proceeding includes reexamination and reissue proceedings.

1.39. “PTO.” The U.S. Patent and Trademark Office.

1.40. “Released Person.” The meaning specified in Section 2.2(a) herein.

1.41. “Representatives.” The meaning specified in Section 4.2(b) herein.

1.42. “Settlement Agreement.” This settlement agreement, entered into effective December 31, 2008, between PDL and Alexion.

1.43. “Soliris.” The meaning specified in the Preamble.

1.44. “Stipulated Confidentiality Protective Order.” The meaning specified in Section 8.4 herein.

1.45. “Stipulated Joint Stay.” A stipulated stay of the Litigation to be filed pursuant to Section 7.1, attached hereto as Exhibit B.

1.46. “Sublicensee.” The same meaning as that set forth in the License Agreement.

1.47. “Third Party.” A Person that is not a Party or an Affiliate of a Party.

1.48. “Written Notice.” The meaning specified in Section 4.2(a) herein.

2.	FINAL RESOLUTION OF PATENT DISPUTES; AND RELEASE

2.1. Final Resolution. Alexion and PDL have obtained detailed factual and legal information and have carefully analyzed and obtained detailed and thorough legal advice and opinions concerning whether Soliris infringes the Asserted Homology Claims and whether claims of the Asserted Patents are valid and enforceable. Alexion and PDL have presented their respective positions and disagreements on these issues to one another; engaged in extensive discussions with and litigation against one another regarding infringement, validity, and enforceability; and decided to resolve and settle their disputes regarding infringement by Soliris of the Asserted Homology Claims and the validity and enforceabililty of the Asserted Patents, subject to the terms and conditions of this Settlement Agreement, and further decided to resolve and settle their disputes forever regarding the infringement, validity and enforceability of the PDL Queen Patent Family in order to avoid protracted litigation of those disputed issues and the business uncertainty and damage that litigation of those issues would cause.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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2.2. Release by Parties.

(a) Effective upon the filing of the Dismissal with Prejudice pursuant to Section 7.2, for just and valuable consideration, receipt of which is hereby acknowledged, each Party, for and on behalf of itself and its Affiliates, and each of their respective predecessors, successors, and assigns (a “Releasing Person”), hereby acknowledges full and complete satisfaction of and fully and forever releases, acquits, and discharges the other Party and its Affiliates and each of their respective officers, directors, employees, servants, agents, predecessors, successors and assigns (such Party and its Affiliates, together with each of the foregoing Persons, each, a “Released Person”) from any and all known or unknown claims, demands, actions and causes of action, suits, debts, liabilities, orders, decrees, obligations, controversies, agreements, contracts, covenants, promises, judgments, damages and liens whatsoever, whether suspected or unsuspected, vested or contingent, in law or in equity, existing by statute, common law, contract, or otherwise (collectively, “Claims”), which have existed, do exist or may exist, whether prior to or as of the Effective Date, and which arise directly out of (i) the Litigation or (ii) the manufacture, use, offer for sale, sale, import or export of Soliris by or on behalf of Alexion or any of Alexion’s Affiliates or licensees, including, without limitation any such rights, claims or causes of action relating to, arising out of, brought in, or that could have been brought in the Litigation. In the event that a Releasing Person under this Section who has standing brings any Claim that is covered by, and is in contravention of, the releases set forth in this Section 2.2(a) against any Released Person, then, as applicable, Alexion or PDL (whichever Party is within such Releasing Person group), shall indemnify, defend and hold such Released Person harmless from and against any liability, damage, loss, cost or expense (including, without limitation, reasonable attorneys’ fees and expenses) arising out of or related to any such Claim.

(b) For the avoidance of doubt, notwithstanding anything in Section 2.2(a) or this Settlement Agreement, neither Party releases the other Party or any other Released Persons of the other Party from (i) any breach of the representations, warranties or covenants in this Settlement Agreement or the License Agreement, or (ii) Claims that arise after the Effective Date.

3.	CERTAIN REPRESENTATIONS; AND NO CONTEST COVENANT

3.1. Licensed Homology Product Within Asserted Homology Claims. Subject to Section 4, Alexion, on behalf of itself and Alexion’s Affiliates, agrees and stipulates that the manufacture, use, offer for sale, sale and/or import of the Licensed Homology Product infringes one or more of the unexpired claims of the Asserted Homology Claims.

3.2. Other Licensed Products Within PDL Queen Patent Family Claims. Subject to Section 4, Alexion, on behalf of itself and Alexion’s Affiliates, agrees and stipulates that each of the products currently identified on Exhibit A to the License Agreement, or that Alexion adds to Exhibit A to the License Agreement pursuant to the License Agreement, infringes one or more of the unexpired claims of the PDL U.S. Queen Patents and/or the PDL Queen Patent Family.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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3.3. PDL Queen Patent Family Valid and Enforceable. Alexion, on behalf of itself and Alexion’s Affiliates, further agrees and stipulates that each of the claims of any present or future issued patents within the PDL Queen Patent Family is valid and enforceable, subject to the Proviso.

For the avoidance of doubt, the representations and stipulations made by Alexion in the foregoing Sections 3.1 through 3.3 are solely for the purposes of this Settlement Agreement and the License Agreement and shall not be deemed to be an admission for the purposes of any claim by or against, or any litigation or other proceeding between a Third Party and Alexion or any Affiliate of Alexion (to which PDL or any of its Affiliates is not a party with respect to the PDL Queen Patent Family) and shall not limit Alexion’s right to defend itself as set out in Section 2.6(e) of the License Agreement.

3.4. Identification of Queen Patent Family Challenges to Date. Except as specifically disclosed on Exhibit C, Alexion, on behalf of itself and Alexion’s Affiliates, represents and warrants as of the Effective Date that since September 16, 2006, no member of the Disclosure Group, and no Third Party at the direction of any member of the Disclosure Group, has carried out any one or more of the following activities:

(a) intentionally provided direct monetary assistance to any Antibody Person to Challenge, or to prepare to Challenge, any of the PDL Queen Patent Family;

(b) intentionally provided or verbally summarized to any Antibody Person any Legal Materials insofar as such activity materially assisted such Antibody Person to Challenge, or to prepare to Challenge, any of the PDL Queen Patent Family; or

(c) voluntarily provided expert or opinion testimony in, or in preparation for, a proceeding brought, or being prepared to be brought, by any Antibody Person to Challenge any of the PDL Queen Patent Family insofar as such activity materially assisted such Antibody Person to Challenge, or prepare to Challenge, any of the PDL Queen Patent Family.

Notwithstanding any of the foregoing, any actions conducted by any non-employee director of (i) Alexion or (ii) any of its Affiliates included in the Disclosure Group, on behalf of or at the direction of any Third Party to which such Person owes a fiduciary duty or a duty of loyalty shall not be subject to, or considered a breach of, the representations and warranties set forth in this Section 3.4. For the avoidance of doubt communications that solely involved Alexion’s counsel and counsel for the recipient of any subpoena, whether in-house or external, during the Litigation regarding such subpoena are not subject to the disclosure obligations.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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3.5. No Future PDL Queen Patent Family Challenges.

(a) Alexion, on behalf of itself and Alexion’s Affiliates (in each case, for purposes of this subsection 3.5(a), meaning activities by or on behalf of any member of the Disclosure Group or, in the case of Alexion’s or any of its Affiliates’ employees, within the scope of such individual’s employment), agrees, covenants, represents, and warrants that neither Alexion nor any of Alexion’s Affiliates, nor any member of the Disclosure Group, will, from the Effective Date forward:

(i) intentionally file or otherwise initiate any lawsuit, arbitration proceeding, interference, reexamination or opposition proceeding or any other proceeding in which Alexion or any Affiliate of Alexion alleges or seeks a determination that any of the PDL Queen Patent Family is invalid or unenforceable (except as set forth in Section 4.2(e));

(ii) intentionally perform any act that constitutes Material Assistance;

(iii) intentionally refuse to pay any royalties to PDL under the License Agreement on the ground that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable (unless such claim(s) were the subject of a Final Adverse Decision); or

(iv) intentionally terminate the License Agreement on the ground that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable (unless such claim(s) were the subject of a Final Adverse Decision).

Notwithstanding any of the foregoing, any actions conducted by any non-employee director of (i) Alexion or (ii) any of its Affiliates included in the Disclosure Group, solely on behalf of or at the direction of one or more Third Parties to which such Person owes a fiduciary duty or a duty of loyalty, shall not constitute an act by or on behalf of Alexion or its Affiliates and shall not be subject to, or considered a breach of the provisions set forth in, this Section 3.5(a).

(b) Nothing contained in this Section 3 or elsewhere in this Settlement Agreement prevents Alexion from characterizing the technical aspects of one or more claims of the PDL Queen Patent Family in (i) prosecuting Alexion’s or its Affiliate’s own patent applications (or those to which Alexion or its Affiliate has an exclusive license), (ii) any litigation with a Third Party concerning a patent owned or exclusively licensed to Alexion or its Affiliate or (iii) any litigation with a Third Party concerning a Licensed Product or any other product of Alexion or its Affiliate.

(c) Alexion, on behalf of itself and Alexion’s Affiliates, covenants and agrees that promptly after the Effective Date and in any event within twenty (20) days of the Effective Date, Alexion shall file with the EPO, and any other necessary European agencies requested by PDL, a withdrawal of any opposition that Alexion has filed or has caused to be filed (which Alexion will not refile or cause to be refiled) against any of the PDL Foreign Queen Patents and shall not after the Effective Date file a Notice of Appeal or Grounds for Appeal in any such opposition.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(d) Alexion, on behalf of itself and Alexion’s Affiliates, forever releases and waives its right to challenge the validity and enforceability of any issued patent within the PDL Queen Patent Family in any future litigation, arbitration, interference, reexamination, opposition or other proceeding; provided, however, that Alexion shall not be prohibited from referencing and relying on a decision by a court or other body of competent jurisdiction from which no appeal has timely been or may be taken holding one or more claims of any of the PDL Queen Patent Family to be invalid or unenforceable where such decision has arisen out of an action taken by a Third Party without a Breach of the No Contest Covenant and as set forth in Section 4.2(e), where such reference and reliance by Alexion is made solely in a dispute concerning whether a Licensed Product continues to be a Licensed Product or whether a royalty is payable and/or whether a Licensed Product continues to be a Licensed Product or whether a royalty continues to be payable following a Final Adverse Decision as permitted in Sections 4 and 5 of this Settlement Agreement (such proviso, the “Proviso”).

(e) PDL expressly acknowledges and agrees that neither Alexion nor Alexion’s Affiliates can control, and that, except with respect to a breach of this Section 3.5, Alexion therefore shall not be held responsible or liable for, the actions of any Third Party (including but not limited to its development, commercialization or marketing partners) that may later decide to challenge the validity or enforceability of any of the PDL Queen Patent Family in any court, agency (including, without limitation, the PTO), or tribunal, or in any litigation, arbitration, interference, or other proceeding. For the avoidance of doubt, the foregoing does not (i) prohibit or otherwise limit PDL from asserting any of its rights under this Settlement Agreement, including, without limitation, PDL’s rights under Section 6, or (ii) limit or otherwise narrow Alexion’s obligations under this Settlement Agreement, including, without limitation, Alexion’s obligations under Section 3.5(a), or under the License Agreement.

(f) Notwithstanding anything to the contrary contained herein or in the License Agreement, PDL hereby acknowledges and agrees that no Antibody Person shall (for so long as such Person is an Antibody Person) be bound or otherwise restricted by or otherwise have any obligations under the No Contest Covenant or any of the representations, warranties or covenants (including, without limitation, any stipulations) set forth in Section 3 of this Settlement Agreement or under or with respect to any other provision of this Settlement Agreement, provided that no Licensed Product forms any jurisdictional basis for the filing or continuation of any proceeding or action brought by such Antibody Person or thereafter becomes a subject of such proceeding or action. Notwithstanding the foregoing, no such Antibody Person may file or participate in a re-examination (or foreign equivalent of a re-examination) on any of the PDL Queen Patent Family unless (i) such Antibody Person has an antibody that is not a Licensed Product and that is in Phase III development or later or (ii) a re-examination (or foreign equivalent of a re-examination) was initiated by or on behalf of, or participation was commenced by, such Antibody Person at least (12) months prior to such Person acquiring rights to a Licensed Product.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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3.6. Responses Required by Law. If Alexion or an Affiliate of Alexion or any member of the Disclosure Group is required by law, rule, regulation, legal process, or statute (including, without limitation, pursuant to any subpoena) to provide documents, information and/or testimony to a Third Party in connection with a Third Party litigation, arbitration, interference or other proceeding, then such Person’s provision of responsive documents, information and/or testimony under the circumstances set forth in this Section 3.6 shall not constitute a breach of this Settlement Agreement, provided that such Person provides written notice to PDL of such requirement as far in advance of the disclosure as is reasonably practicable and provides no more documents, information and/or testimony than is so required. Notwithstanding the foregoing, Alexion or its Affiliates (or any member of the Disclosure Group) may include non-responsive documents in connection with a response to a subpoena to mitigate the time and effort involved in responding to such subpoena. Alexion and Alexion’s Affiliates (and any member of the Disclosure Group), after consultation with its or their legal counsel, may rely on such legal counsel’s advice in determining whether it is reasonable to conclude that the provision of any documents, information and/or testimony would be reasonably required under the circumstances set forth above and given the applicable laws and regulations. Such reliance on legal advice shall not be a complete defense with respect to a Breach to the extent that PDL proves by clear and convincing evidence that such advice was clearly and substantively incorrect.

3.7. Instructions to Disclosure Group and Alexion Affiliates. Alexion shall in writing notify the members of the Disclosure Group of the obligations under the No Contest Covenant and shall in writing direct such members not to perform any act that would constitute a breach of the No Contest Covenant.

4.	FINAL ADVERSE DECISION

4.1. Absence of Final Adverse Decision. If no Final Adverse Decision has occurred, then the stipulations in Sections 3.2 and 3.3 shall remain in effect and Alexion shall continue to pay royalties to PDL with respect to the Other Licensed Products as required under the License Agreement.

4.2. Effect of Final Adverse Decision; Procedure.

(a) Written Notice. Following a Final Adverse Decision, Alexion may provide written notice (“Written Notice”) to PDL specifying each Other Licensed Product that Alexion asserts no longer constitutes an Other Licensed Product (each, a “Disputed Product”); provided, however, that Alexion shall not reassert or rely on any of the assertions of invalidity and unenforceability as set forth in, as applicable: (i) Alexion’s Answer and Counterclaims, as amended, in the Litigation, and (ii) Alexion’s interrogatory responses, as amended or supplemental, in the Litigation as grounds for establishing that a Disputed Product no longer constitutes an Other Licensed Product.

(b) Meeting of Representatives. Promptly following receipt of a Written Notice by PDL, the Parties shall each designate a representative (collectively the “Representatives”) and such Representatives shall meet in an attempt to informally resolve

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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whether each Disputed Product identified in the Written Notice is not an Other Licensed Product. If the Representatives are unable to resolve such issue within sixty (60) days after their first meeting, then either Party may at any time thereafter provide the other Party with written notice specifying the terms of such disagreement in reasonable detail (“Detailed Written Notice”).

(c) CEO Meeting. Upon receipt of a Detailed Written Notice, the chief executive officers of PDL and Alexion shall meet at a mutually agreed upon time and location in an attempt to informally resolve whether each Disputed Product identified in the Written Notice is not an Other Licensed Product.

(d) Precondition to Litigation. Either Party may initiate litigation proceedings if: (i) the chief executive officers do not resolve whether each Disputed Product identified in the Written Notice is not an Other Licensed Product within sixty (60) days of receipt of a Detailed Written Notice; or (ii) prior to the expiration of such sixty (60) days, the chief executive officers mutually agree that they are unlikely to resolve such issue. Neither Party may initiate litigation proceedings before then.

(e) [*] Final Adverse Decision. Notwithstanding Section 3.3 or Section 3.5(d) or the foregoing provisions set forth in this Section 4.2, Alexion [*] a Final Adverse Decision with respect to (i) [*], (ii) [*]; and (iii) [*], where such [*] Alexion is made [*] regarding whether a [*], and/or whether a [*], under the License Agreement following such [*]. For the avoidance of doubt, in any [*], and/or whether a [*], under the License Agreement following such [*], Alexion shall [*], as applicable: (i) Alexion’s Answer and Counterclaims, as amended, in the Litigation, and (ii) Alexion’s interrogatory responses, as amended or supplemental, in the Litigation [*], except to the extent that such [*].

(f) Escrow. Rather than paying royalties to PDL (or PDL’s successor(s) in interest) on each such Disputed Product after Alexion provides the Written Notice regarding such Disputed Product, Alexion may pay such royalties into an interest-bearing escrow account.

(g) Final Adjudication.

(i) After any final, non-appealable determination of any litigation on whether the Disputed Product continues to be an Other Licensed Product, if PDL prevails in such litigation and Alexion paid royalties into an interest-bearing escrow account, then PDL shall, as its sole and exclusive remedy with respect to the subject matter of the litigation, recover the escrowed royalties plus the accrued interest from escrow and reasonable attorneys’ fees and costs incurred because of the litigation without any additional relief available.

(ii) If Alexion prevails in such litigation, it shall, as its sole and exclusive remedy with respect to the subject matter of the litigation, recover the escrowed royalties plus the accrued interest from escrow and reasonable attorneys’ fees and costs incurred because of the litigation without any additional relief available. If Alexion paid any royalties payable to PDL pursuant to the License Agreement on any Disputed Product instead of paying royalties on each such Disputed Product into an interest-bearing escrow account, then PDL shall

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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immediately refund to Alexion all such royalties paid to PDL from the date Alexion provided the Written Notice regarding such Disputed Product to PDL through the date of the final, non-appealable determination (or a final decision from which no appeal was timely taken) of such litigation plus the accrued interest.

(iii) For the avoidance of doubt, if a Disputed Product adjudicated in the litigation no longer constitutes an Other Licensed Product, then Alexion would no longer have an obligation to pay a royalty to PDL under Section 3.2 of the License Agreement with respect to such Disputed Product. In the event that Alexion fails to pay royalties to PDL pursuant to the License Agreement or to deposit royalties into an interest-bearing escrow as set forth herein, then PDL may argue in any such litigation that it is entitled to additional damages, including treble the amount of such royalties (although the presence of the foregoing provision is not an admission by Alexion that PDL would be entitled to any treble or other damages). In addition, the Parties agree that the prevailing Party shall be awarded reasonable attorney’s fees and costs.

5.	ARBITRATION

5.1. Provider; Scope of Arbitration. Any dispute about or otherwise relating to whether Alexion has Breached the No Contest Covenant of this Settlement Agreement must be submitted by the Parties exclusively to arbitration administered by JAMS (www.jamsadr.com) in New York, NewYork, as further provided below. This Section 5 applies only to Breaches of the No Contest Covenant and not to any other dispute.

5.2. Arbitration Procedures and Rules; Limitation on Jurisdiction.

(a) The arbitration must be conducted by a three-member arbitration panel selected from the then-extant JAMS neutral roster as follows: each Party shall select one Party-appointed JAMS arbitrator from the then-extant JAMS Intellectual Property Roster within thirty (30) days from a demand for arbitration. The third arbitrator shall be an arbitrator from the then-extant JAMS Federal Judge Roster that the two Party-appointed arbitrators shall select by agreement. If the two Party-appointed arbitrators cannot agree on the third arbitrator, then the third arbitrator shall be selected by JAMS from the then-extant JAMS Federal Judge Roster.

(b) The arbitration must be conducted pursuant to the JAMS Comprehensive Arbitration Rules extant when the arbitration demand is made, except that if such rules conflict with any provision of this Settlement Agreement, the latter controls. Any arbitration proceeding hereunder must be held in English and a transcribed record must be prepared in English. The decision of the arbitrator panel will be that of the majority of the arbitrators, and must be in writing and set forth the basis therefor; provided that the arbitrators shall comply with, and render a decision that is consistent with, the terms and conditions of this Section 5 and Section 6.2 (including that PDL must prove in the arbitration, by a preponderance of the evidence, that Alexion Breached the No Contest Provision and did not cure such Breach during the applicable Cure Period, as set forth in Section 6.2). Such decision shall be final, binding, and non-appealable, provided that the provisions of this Section 5.2 have been complied with.

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(c) Discovery must be permitted by the arbitration panel (and such discovery shall be within the scope of California Code of Civil Procedure Sections 1283.05 and 1283.1); provided that all discovery must be completed within sixty (60) days of the appointment of the arbitration panel.

(d) The sole liability issue to be resolved in such arbitration is whether PDL has proved in that arbitration, by a preponderance of the evidence, that Alexion has Breached the No Contest Provision.

5.3. Sole Permitted Remedies; Limits on Remedies; Enforcement.

(a) If PDL prevails, the arbitration panel must award to PDL (1) the liquidated damages amounts specified in Section 6 (i.e., $[*] if there has been no Change in Control and $[*] if there has been a Change in Control) and (2) reasonable attorneys’ fees and costs incurred because of the arbitration.

(b) If Alexion prevails, the arbitration panel must award to Alexion reasonable attorneys’ fees and costs incurred because of the arbitration.

(c) The arbitration panel only has the power to determine whether there has been a Breach of the No Contest Covenant and if there is a Breach, then whether such Breach was cured during the Cure Period as set forth in Section 6.2, and if such Breach was not cured during the Cure Period, then to award only those remedies specified in Section 6.2, as set forth in this Section 5.3 and subject to the terms and conditions of Section 6.2, and does not have the power to award any other damages or relief of any other kind to either Party.

(d) Subject to Section 5.2, judgment on such award may be entered and enforced in any court having jurisdiction thereof.

5.4. Equitable Relief. Nothing in this Settlement Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional or equitable remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute, including, without limitation, to the extent necessary to protect either Party’s name, proprietary information, intellectual property, trade secrets, know-how or any other similar proprietary or contractual rights.

5.5. Reasonable Attorneys’ Fees and Costs. The prevailing Party in the arbitration must be awarded reasonable attorneys’ fees and costs incurred by reason of the arbitration.

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6.	BREACH OF NO CONTEST COVENANT

6.1. PDL’s Reliance. Alexion and PDL agree, represent, and warrant that, based on their analyses and judgments regarding their businesses and patents, the market for humanized antibodies, the value of the PDL Queen Patent Family, the market for patent licensing, the consideration exchanged herein, and the terms of this Settlement Agreement:

(a) PDL is relying materially on Alexion’s agreement to comply fully and in all respects with the No Contest Covenant, and PDL will be severely and irreparably injured and will suffer substantial, irreparable loss if Alexion in any respect Breaches the No Contest Covenant;

(b) As of the Effective Date, the reasonable royalty value of the Asserted Homology Claims is four percent (4%) of net sales of products covered by the Asserted Homology Claims and is expected to increase above this level;

(c) PDL has made concessions and sacrifices to Alexion in its licensing revenue and licensing business in exchange for Alexion’s promises, covenants, representations, and warranties in this Settlement Agreement; and

(d) Alexion did not pay royalties to PDL for Soliris prior to the Effective Date.

6.2. Termination and Liquidated Damages. Alexion and PDL therefore agree that, in the event that PDL makes a good faith determination that Alexion has breached the No Contest Covenant of this Settlement Agreement (a “Breach”), PDL will provide notice to Alexion of such Breach no later than ninety (90) days from when a Section 16 officer of PDL first becomes actually aware of such Breach (or it will no longer have a right to claim that Alexion has Breached the No Contest Covenant with regard to such alleged Breach). Alexion will have ten (10) days after receipt of such notice to cure such Breach (the “Cure Period”) (although the presence of this cure provision is not an admission by PDL that any such Breach of the No Contest Covenant is curable). If Alexion fails to cure such Breach during the Cure Period or the Breach is not curable, then PDL must submit the dispute to arbitration pursuant to Section 5 to determine whether Alexion has Breached the No Contest Covenant (or, if applicable, failed to cure such Breach during the Cure Period) within sixty (60) days from the expiration of such Cure Period. For the avoidance of doubt, if PDL does not within such sixty (60) day period submit such dispute to arbitration pursuant to Section 5 to determine whether Alexion has Breached the No Contest Covenant (or if applicable, failed to cure such Breach during the Cure Period), PDL will no longer have any right to claim that Alexion has Breached the No Contest Covenant with regard to such alleged Breach. Only if an arbitrator panel has issued a decision pursuant to a proceeding conducted in accordance with Section 5 that PDL has proved in that arbitration, by a preponderance of the evidence, that Alexion has Breached the No Contest Provision prior to December 2, 2014, shall PDL be immediately entitled to the following relief upon written notice to Alexion that is delivered within ten (10) days after the arbitrator panel’s decision:

(a) With respect to each Other Licensed Product, at PDL’s discretion, PDL may increase the royalty payable under Section 3.2 of the License Agreement with respect to such Other Licensed Product, prospectively thereafter, to [*] of Net Sales.

(b) At PDL’s discretion, PDL may terminate Alexion’s right under Section 2.3 of the License Agreement to add any products to Exhibit A of the License Agreement.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(c) Upon PDL’s written request, Alexion must immediately pay PDL liquidated damages of:

(i) if there has been no Change in Control at the time of Alexion’s Breach, [*] for the harm to and decreased value of PDL’s licensing business resulting from PDL’s agreements with Alexion and the harm PDL will suffer from the business uncertainty caused by the disagreement and Alexion’s Breach of the No Contest Covenant; or

(ii) if there has been a Change in Control at the time of Alexion’s Breach, [*] for the harm to and decreased value of PDL’s licensing business resulting from PDL’s agreements with Alexion and the harm PDL will suffer from the business uncertainty caused by the disagreement and Alexion’s Breach of the No Contest Covenant.

For the avoidance of doubt, PDL shall be entitled to receive the relief set forth in Section 6.2(c) only once regardless of the number of Breaches of the No Contest Covenant. If PDL shall receive the relief set forth in Section 6.2(c)(i) or Section 6.2(c)(ii) with respect to a Breach of the No Contest Covenant, then Section 6.2(c) shall expire in its entirety. The relief set forth in this Section 6.2 and Section 6.3 shall be PDL’s sole and exclusive remedies for any Breach(es) of the No Contest Covenant.

6.3. Injunctive Relief. The Parties agree and stipulate that regardless of any possibility or opportunity for cure in this Settlement Agreement, PDL will be immediately and irreparably injured by Alexion’s Breach of the No Contest Covenant herein, and Alexion stipulates and agrees to the entry of injunctive relief, specific performance, and any other appropriate emergency relief in any court with jurisdiction prohibiting Alexion’s continued violations of No Contest Covenant herein. Notwithstanding the foregoing, in no event shall PDL be entitled to any injunction or other equitable relief in any way restricting the manufacture, use, offer for sale, sale or import of Soliris by or on behalf of Alexion or any Alexion Affiliate or any of its licensees.

7.	DISMISSAL OF THE LITIGATION.

7.1. Initial Stay. Within three (3) business days of receipt of the initial twelve million five hundred thousand U.S. dollar (US $12,500,000) payment specified by the License Agreement, the Parties must cause their counsel to execute and file a Stipulated Joint Stay, attached hereto as Exhibit B, whereby the Litigation would be stayed for six (6) months after the Effective Date.

7.2. Dismissal with Prejudice. Subject to Alexion’s payment of the second twelve million five hundred thousand U.S. dollar (US $12,500,000) payment specified by the License Agreement, within three (3) business days of receipt of that second payment, the Parties must cause their counsel to execute the Dismissal with Prejudice, which dismissal will promptly be filed by counsel for PDL and will be deemed to be effective as of the Effective Date.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.	CONFIDENTIALITY

8.1. Limited Permitted Disclosures. Other than the fact that the Parties have resolved the Litigation, and the fact that the Parties have entered into this Settlement Agreement, the Parties must not disclose the terms of this Settlement Agreement to any Third Party except under the terms and conditions set forth in Section 3.6 or this Section 8:

(a) with the prior written consent of the other Party;

(b) to any governmental body demanding such terms which has jurisdiction to compel production;

(c) to the U.S. Securities Exchange Commission or any equivalent foreign regulatory authority, with a request for confidential treatment of the financial terms;

(d) as otherwise may be required by law, legal processes, or accounting requirements;

(e) to legal counselors, auditors, or other similar professionals representing a Party; or

(f) as required by a Third Party (and only to the extent it is so required by such Third Party) in connection with any diligence for an actual or potential bona fide business transaction with such Third Party concerning or including Licensed Products (including, without limitation, financings and acquisitions).

8.2. Disclosure Requires NDA. When providing a disclosure under Sections 8.1(a), 8.1(e) or 8.1(f), the divulging Party will, absent written agreement of the other Party to the contrary and to the extent permitted by law, enter into a written non-disclosure agreement with the receiving Party under which the receiving Party agrees to keep such disclosed information in strict confidence. When disclosing under Sections 8.1(b), 8.1(c) or 8.1(d), the disclosing Party will (i) provide written notice to the other Party of such requirement as far in advance of the disclosure as is reasonably practicable, and (ii) disclose no more information than is reasonably required. Each divulging Party may rely on its legal counsel’s advice in determining whether it is reasonable to conclude that any disclosure described in Sections 8.1(b), 8.1(c) or 8.1(d) would be reasonably required under applicable laws and regulations (including, for example, under legal process or accounting requirements), in which case such disclosure will not be a breach of Section 8.1.

8.3. Limits on Publicity. The Parties will issue a joint press release concerning the Parties’ entry into this Agreement in the form attached as Exhibit D. Other than the foregoing and except in accordance with Sections 3.6 or 8.1, neither Party shall publicly disclose the material terms or conditions of this Agreement unless expressly authorized to do so by the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed or except to the extent previously disclosed in compliance with this Agreement. In the event such other Party authorizes such disclosure, then the Parties will work together to develop a mutually acceptable disclosure.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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8.4. Stipulated Confidentiality Protective Order. Notwithstanding any of the foregoing in this Section 8, the Parties acknowledge and agree that, to the extent any terms or conditions of this Section 8 conflict with any of the terms and conditions of the Stipulated Confidentiality Protective Order, filed on September 5, 2007 in the Litigation (the “Stipulated Confidentiality Protective Order”), the terms and conditions of the Stipulated Confidentiality Protective Order shall govern and control but solely with respect to those actual documents that were obtained in the Litigation and are subject to the Stipulated Confidentiality Protective Order. For the avoidance of doubt, this Section 8.4 shall not apply in the circumstances described in Sections 8.1(a) through 8.1(f), or to any information or documents or other materials that (i) are generally available to the public; (ii) were or are provided to Alexion or any of its Affiliates by any Person other than PDL in connection with the Litigation; or (iii) were known to Alexion or any of its Affiliates prior to the Litigation; or (iv) were independently created by or on behalf of Alexion or any of its Affiliates without reliance on any confidential documents provided by PDL to Alexion pursuant to the Litigation.

9.	GOVERNANCE PROVISIONS

9.1. Power to Enter. Each Party represents and warrants to the other Party that (i) it has all requisite legal and corporate power and authority to enter into this Settlement Agreement and to carry out and perform all of its obligations under this Settlement Agreement, (ii) no other Person has any interest in the Claims released by such Party herein, or any portion thereof, and (iii) it has not assigned, transferred, conveyed, alienated or otherwise disposed of, or suffered to be assigned, transferred, conveyed, alienated or otherwise disposed of, any Claims released herein, or any portion thereof.

9.2. Assignment.

(a) Assignment by Alexion.

(i) Alexion may freely assign or otherwise transfer this Settlement Agreement (or any rights or obligations under this Settlement Agreement) without the consent of PDL, provided that any such assignee or transferee agrees in writing to be bound by the terms of this Settlement Agreement, and provided further that Alexion shall not assign or otherwise transfer this Settlement Agreement except together with the License Agreement. Upon such assignment or other transfer, neither Section 3.5(a)(i) nor Section 3.5(d) nor any other provision of this Settlement Agreement shall prohibit such assignee or transferee from filing or otherwise initiating or participating in any lawsuit or arbitration proceeding that alleges or seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit or proceeding is filed or continued or thereafter becomes a subject of such lawsuit or proceeding. In addition, and without limiting Section 3.5(f), if such assignee or transferee is an Antibody Person that directly or indirectly acquires Alexion or a controlling interest in Alexion (whether by operation of law, merger (regardless of which entity is the surviving entity), stock, or asset purchase or through any other structure or transaction) (where “controlling” has the meaning specified in Section 1.2), neither Section 3.5(a)(i) nor Section 3.5(d) nor any other provision of this Settlement Agreement shall prohibit such assignee

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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or transferee, for so long as such assignee or transferee is an Antibody Person, from filing or otherwise initiating or participating in any interference, reexamination or opposition proceeding that seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such proceeding is filed or continued or thereafter becomes a subject of such proceeding.

(ii) Alexion and PDL each acknowledge and agree that this Settlement Agreement will be binding upon any Person to which Alexion sells, transfers or assigns all or substantially all of its rights and interests relating to any of the Licensed Products, and Alexion shall, as a condition to any such sale, transfer or assignment, cause any such recipient to acknowledge and agree to the same in writing. Upon such sale, transfer or assignment, neither Section 3.5(a)(i) nor Section 3.5(d) nor any other provision of this Settlement Agreement shall prohibit such recipient from filing or otherwise initiating or participating in any lawsuit or arbitration proceeding that alleges or seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such lawsuit or proceeding is filed or continued or thereafter becomes a subject of such lawsuit or proceeding. In addition, and without limiting Section 3.5(f), if such recipient is an Antibody Person that directly or indirectly acquires Alexion or a controlling interest in Alexion (whether by operation of law, merger (regardless of which entity is the surviving entity), stock, or asset purchase or through any other structure or transaction) (where “controlling” has the meaning specified in Section 1.2), neither Section 3.5(a)(i) nor Section 3.5(d) shall, for so long as such recipient is an Antibody Person, prohibit such recipient from filing or otherwise initiating or participating in any interference, reexamination or opposition proceeding in which such recipient seeks a determination that one or more claims of an issued patent within the PDL Queen Patent Family is invalid or unenforceable, provided that no Licensed Product forms any jurisdictional basis on which such proceeding is filed or continued or thereafter becomes a subject of such proceeding.

(b) Assignment by PDL. PDL may freely assign or otherwise transfer this Settlement Agreement (or any rights or obligations under this Settlement Agreement) without the consent of Alexion, provided that any such assignee or transferee agrees in writing to be bound by the terms of this Settlement Agreement, and provided further that PDL shall not assign or otherwise transfer this Settlement Agreement except together with the License Agreement. PDL and Alexion each acknowledge and agree that this Settlement Agreement will be binding upon any Person to which PDL sells, transfers or assigns all or substantially all of its rights, title or interests in or to any of the PDL Queen Patent Family and that PDL shall, as a condition to any such sale, transfer or assignment, cause any such assignee or transferee to agree in writing to be bound by the terms of this Settlement Agreement.

9.3. Choice of Law. The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York that are applicable to contracts between New York residents to be performed wholly within New York, without regard to the conflict of laws provisions thereof.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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9.4. Retention of Jurisdiction by Court. The Parties hereby stipulate, acknowledge and agree that the United States District Court for the District of Delaware shall retain jurisdiction over the Parties for all purposes pertaining to the execution and performance of the terms and conditions set forth herein, including, without limitation, entry of judgment pursuant to the terms of this Settlement Agreement. The Parties to this Settlement Agreement are responsible for complying with the terms of the Settlement Agreement regardless of the dismissal of the Litigation with prejudice and the Court retains jurisdiction specifically to enforce the remaining obligations that survive the dismissal.

9.5. Integration and Headings. The Parties, and each of them, represent and warrant that, as to the subject matter hereof: this Settlement Agreement and the License Agreement and, to the extent referenced in Section 8, the Stipulated Confidentiality Protective Order set forth the entire agreement between PDL and Alexion; no promise, inducement, understanding, or agreement not expressly contained therein has been made; this Settlement Agreement and the License Agreement and, to the extent referenced in Section 8, the Stipulated Confidentiality Protective Order merge any and all previous negotiations and agreements between the Parties; and the terms of this Settlement Agreement and the License Agreement are contractual and not merely recitals. The headings contained in this Settlement Agreement are for reference purposes only and do not comprise any portion of this Settlement Agreement.

9.6. Certain Actions Not Construed or Implied. Nothing in this Settlement Agreement shall be construed as:

(a) requiring the filing of any patent application, the securing of any patent or the maintaining of any patent in force;

(b) a warranty or representation that any design, development, manufacture, use, lease or sale of any humanized antibody product, or the use of any method pertaining to humanized antibodies, will be free from infringement of the patent rights of Third Parties. THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY WARRANTIES EXPRESSLY SET FORTH HEREIN. ALL PARTIES HEREBY DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR USE OR OF MERCHANTABILITY) OR ASSERTED TO ARISE BY IMPLICATION UNDER ANY STATUTE, RULE OR REGULATION OF ANY JURISDICTION;

(c) an obligation to furnish any manufacturing or technical information or assistance; or

(d) conferring by implication, estoppel or otherwise any license or other right under any patent, except the licenses and rights expressly granted herein (including, but not limited to, the licenses under the License Agreement).

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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9.7. Cooperation. Each of the Parties hereto must execute and deliver any and all additional papers, documents, and other assurances, and must do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the Parties.

9.8. Severability. If any provision of this Settlement Agreement is declared invalid, illegal or unenforceable by any court of competent jurisdiction, then such provision will be reformed to the extent legally practical to accomplish the legal intent of the Parties and such reformed provision will be deemed a provision of this Settlement Agreement as though originally included herein. If the provision deemed invalid, illegal or unenforceable is of such a nature that it cannot be so adjusted, the provision will be deemed deleted from this Settlement Agreement as though the provision had never been included herein. If any provision of this Settlement Agreement is deemed invalid or unenforceable, the Parties agree to negotiate, in good faith, a substitute valid provision which most nearly meets the Parties’ intent in entering into this Settlement Agreement. In either case, the remaining provisions of this Settlement Agreement will remain in full force and effect.

9.9. Drafting and Construction. All Parties and their counsel have reviewed and had the opportunity to contribute to the drafting of this Settlement Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Settlement Agreement. This Settlement Agreement will be construed as drafted by both Parties.

9.10. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SETTLEMENT AGREEMENT, IN NO EVENT WILL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES (SUBJECT, IF APPLICABLE, TO SECTION 4.2(f) (LAST SENTENCE OF ESCROW SECTION)) OR ANY LOST PROFITS OR LOST REVENUES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THIS SETTLEMENT AGREEMENT OR ITS IMPLEMENTATION (INCLUDING ARISING OUT OF OR RELATING TO ANY BREACH OF ANY OF THE TERMS OR CONDITIONS OF THIS SETTLEMENT AGREEMENT). FOR THE AVOIDANCE OF DOUBT, AND NOTWITHSTANDING ANYTHING IN THIS SECTION 9.10 TO THE CONTRARY, THIS SECTION 9.10 DOES NOT DIMINISH OR OTHERWISE AFFECT PDL’S RIGHTS UNDER SECTIONS 6.2 OR 6.3 OF THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, THIS LIMITATION OF LIABILITY APPLIES ONLY TO THE SETTLEMENT AGREEMENT AND NOT THE LICENSE AGREEMENT.

9.11. Interpretation. All references to Schedules, Exhibits and Sections in this Settlement Agreement shall be references to Schedules, Exhibits and Sections of this Settlement Agreement except as otherwise expressly provided herein.

9.12. Amendments to Settlement Agreement; Waiver.

(a) Authorized Writing Only. This Settlement Agreement may be amended or modified only by an instrument in writing duly executed by the authorized representatives of the Parties. This Settlement Agreement cannot be modified orally or by course of conduct.

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(b) No Waiver or Partial Waiver. The delay or failure of a Party to exercise any right, power, remedy, or privilege hereunder or failure to strictly enforce any breach, violation, default, provision or condition will not impair any such right, power, remedy or privilege nor will it constitute a waiver thereof or acquiescence thereto unless explicit written notice is provided. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, provision or condition of this Settlement Agreement must be made in writing and signed by both Parties and will be effective only to the extent specifically set forth in such writing.

9.13. Notices. All notices required or permitted to be given hereunder must be in writing and shall be valid and sufficient if dispatched by overnight mail, postage prepaid, return receipt requested, or if dispatched by confirmed fax, addressed as follows:

If to Alexion:

Alexion Pharmaceuticals, Inc.

352 Knotter Drive

Cheshire, CT 06410

Tel.: 203-272-2596

Fax.: 203-271-8198

ATTENTION: Chief Executive Officer

                          cc: General Counsel

with a copy (not to constitute notice) to:

Kirkland & Ellis LLP

153 East 53rd Street

New York, NY 10022

Attention: Gerald J. Flattmann Jr.

Facsimile: (212) 446-6460

If to PDL:

PDL BioPharma, Inc.

932 Southwood Boulevard

Incline Village, NV 89451

Tel: 775-832-8500

Fax: 775-832-8501

ATTENTION: Chief Executive Officer

                          cc: General Counsel

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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with a copy (not to constitute notice) to:

Vernon M. Winters

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Tel.: 650-802-3005

Fax.: 650-802-310

The aforementioned address of either Party may be changed at any time by giving ten (10) days advance notice to the other Party in accordance with the foregoing.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Settlement Agreement as of the Effective Date.

PDL:		Alexion:

PDL BioPharma, Inc.		Alexion Pharmaceuticals, Inc.

By:	/s/ John P. McLaughlin	By:	/s/ Leonard Bell
Name:	John P. McLaughlin	Name:	Leonard Bell
Title:	CEO	Title:	CEO

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Schedule 1.13

The following Persons shall be included in the Disclosure Group but only if and for so long as such Person is an employee or director of Alexion (and if any such Person is no longer an employee or director of Alexion, then such Person shall be automatically excluded from the Disclosure Group) and as each Section 16 officer or director becomes a Section 16 officer or director of Alexion, such Person shall be deemed to be automatically included in the Disclosure Group until such time as such Person is no longer an employee or director of Alexion (at which time such Person shall be automatically excluded from the Disclosure Group):

[*]

SCH 1.13-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Schedule 1.33

PDL Queen Patent Family

The following patents and patent applications, whether listed herein or not, including, without limitation, any addition, continuation, continuation-in-part or division thereof or any substitute application therefor; any patent issued with respect to such patent applications, any reissue, extension or patent term extension of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent (also known as the “Queen et al. patents”) are the PDL Queen Patent Family. All such patents and patent applications are agreed by the Parties to be included as a “PDL Queen Family Patent” even if not listed specifically herein.

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*	PCT International Publication Number and International Publication Date

SCH 1.13-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT A

Dismissal with Prejudice

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

)
PDL BIOPHARMA, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 07-156 (JJF)
)
ALEXION PHARMACEUTICALS, INC.,	)
)
Defendant.	)

STIPULATION AND ORDER OF DISMISSAL

Pursuant to Rule 41(a)(1) of the Federal Rules of Civil Procedure, it is hereby stipulated by and between plaintiff, PDL BioPharma, Inc., and defendant, Alexion Pharmaceuticals, Inc., that this action, including all claims and counterclaims, be and hereby is dismissed in its entirety with prejudice effective December 31, 2008, subject to the terms and conditions of the Settlement Agreement and the Patent License Agreement, each dated December 31, 2008.

Each party shall bear its own costs, expenses and attorneys fees.

A-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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MORRIS, NICHOLS, ARSHT & TUNNELL LLP	YOUNG, CONAWAY, STARGATT & TAYLOR, LLP

Jack B. Blumenfeld (#1014) Karen Jacobs Louden (#2881) 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200 jblumenfeld@mnat.com klouden@mnat.com

Josy W. Ingersoll (#1088)

John W. Shaw (#3362)

Andrew A. Lundgren (#4429)

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, DE 19801

jingersoll@ycst.com

jshaw@ycst.com

alundgren@ycst.com

Attorneys for Plaintiff PDL BioPharma, Inc.	Attorneys for Defendant Alexion Pharmaceuticals, Inc.

SO ORDERED this              day of                         , 2009.

Honorable Joseph J. Farnan, Jr.

A-2

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT B

Stipulated Joint Stay

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

)
PDL BIOPHARMA, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 07-156 (JJF)
)
ALEXION PHARMACEUTICALS, INC.,	)
)
Defendant.	)

STIPULATION AND ORDER STAYING LITIGATION

WHEREAS, PDL Biopharma, Inc. and Alexion Pharmaceuticals, Inc. (collectively “the Parties”) have entered into a Settlement Agreement and a Patent License Agreement contingent upon the Court’s entry of this Stipulation and Order;

NOW, THEREFORE, THE PARTIES STIPULATE AS FOLLOWS, subject to the approval of the Court:

(1) This action is stayed until July 3, 2009, and all existing scheduled dates are hereby vacated, without prejudice to the parties’ rights.

(2) Upon the Parties’ satisfaction of the terms and conditions of the Parties’ resolution of the Settlement Agreement and Patent License Agreement, the Parties will file a stipulation of dismissal of the above-captioned matter with prejudice on or before July 3, 2009.

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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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(3) If this action is not dismissed with prejudice on or before July 3, 2009, the Parties are directed to appear before this Court for a status conference on July 7, 2009, at 10:00 a.m., or such other time as the Court may set.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP	YOUNG, CONAWAY, STARGATT & TAYLOR, LLP

Jack B. Blumenfeld (#1014) Karen Jacobs Louden (#2881) 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347 (302) 658-9200 jblumenfeld@mnat.com klouden@mnat.com

Josy W. Ingersoll (#1088)

John W. Shaw (#3362)

Andrew A. Lundgren (#4429)

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, DE 19801

jingersoll@ycst.com

jshaw@ycst.com

alundgren@ycst.com

Attorneys for Plaintiff PDL BioPharma, Inc.	Attorneys for Defendant Alexion Pharmaceuticals, Inc.

SO ORDERED this              day of                         , 2008.

Honorable Joseph J. Farnan, Jr.

B-2

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT C

Section 3.4 Disclosures

None.

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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT D

Press Release

ALEXION PHARMACEUTICALS AND PDL BIOPHARMA RESOLVE PATENT DISPUTE

Alexion Licenses PDL’s Queen et al. Patents for Soliris®

January 5, 2009. Incline Village, Nevada, and Cheshire, Connecticut – PDL BioPharma, Inc. (NASDAQ: PDLI) and Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today jointly announced that the companies have entered into a definitive license agreement and settlement agreement that resolve the legal disputes between them relating to Alexion’s humanized antibody, Soliris® (eculizumab) and PDL’s patents known as the Queen et al. patents.

Under the agreements announced today, PDL has granted Alexion a license under certain claims in the Queen patent portfolio, and provided Alexion a covenant not to sue in respect of other claims in the Queen patent portfolio, thus permitting Alexion to commercialize Soliris® for all indications under the Queen patents. In consideration of this license, Alexion will pay PDL $25 million. No additional payments will be owed by Alexion to PDL under the Queen patents in respect of Soliris® sales for any indication. As part of the settlement, Alexion has confirmed that the Queen patent claims are valid and that Soliris® employs technology covered under the Queen patents. Further, Alexion has agreed not to challenge or assist other parties in challenging the validity of the Queen patents in the future.

PDL’s Queen patents are related to the humanization of antibodies. Soliris® was approved in the U.S. and European Union in 2007 as a treatment for patients with paroxysmal nocturnal hemoglobinuria (“PNH”), a rare, debilitating and life-threatening blood disease. The use of Soliris® as a treatment for other rare and severe disorders is in early stages of investigation.

Under the license agreement announced today, PDL has separately granted Alexion the right to take a royalty-bearing license under PDL’s Queen patents to commercialize additional Alexion humanized antibodies that may be covered by the Queen patents in the future. In the event that Alexion takes such a license, Alexion will pay PDL a royalty of 4% of net sales of such non-Soliris products. Additional terms of the agreements were not disclosed.

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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“PDL helped revolutionize the development of therapeutic antibodies to treat patients with previously untreatable and devastating conditions,” said Leonard Bell, M.D., Chief Executive Officer of Alexion.

John P. McLaughlin, President and Chief Executive Officer of PDL said, “We appreciate Alexion’s efforts to resolve the dispute and its acknowledgement about our patents’ strength. Soliris® is an important therapeutic product, and it serves a critical – and otherwise underserved – market.”

With the closing of these agreements, the previously announced claims filed by PDL and counterclaims filed by Alexion in the U.S. District Court for the District of Delaware will be dismissed.

About Soliris®

Soliris® is the first product approved for the treatment of paroxysmal nocturnal hemoglobinuria (PNH) in the U.S. and Europe. PNH is a rare, debilitating, and life-threatening blood disorder defined by the destruction of red blood cells, or hemolysis. In patients with PNH, hemolysis can cause life-threatening thromboses, recurrent pain, kidney disease, disabling fatigue, impaired quality of life, severe anemia, pulmonary hypertension, shortness of breath and intermittent episodes of dark-colored urine (hemoglobinuria). Soliris® is the only treatment that blocks this hemolysis before it occurs.

About Alexion

Alexion Pharmaceuticals, Inc. is a biopharmaceutical company working to develop and deliver life-changing drug therapies for patients with serious and life-threatening medical conditions. This press release and further information about Alexion Pharmaceuticals, Inc. can be found at: www.alexionpharm.com.

About PDL BioPharma

PDL BioPharma, Inc. was a leader in the humanization of monoclonal antibodies and enabled the discovery of a new generation of targeted treatments for cancer and autoimmune diseases. This press release and further information about PDL BioPharma, Inc. can be found at: www.pdl.com.

Forward Looking Statement

This press release contains forward-looking statements. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements, including because Alexion or PDL fail to timely fulfill their respective obligations under the settlement agreement or patent license agreement. PDL and Alexion expressly disclaim any

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their respective expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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EXHIBIT E

Exclusive Licenses and Rights Granted by PDL to a Third Party Prior to the Effective Date

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E-1

[*] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.